As filed with the Securities and Exchange Commission on August 28, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

51Talk Online Education Group

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

24 Raffles Place #17-04 Clifford Centre,

Singapore 048621

(Address of Principal Executive Offices and Zip Code)

2016 Share Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

David Chung
Investor Relations Vice
President

51Talk Online Education
Group

Room 105, 17/F Tower I, Grand
Century Place, 193 Prince
Edward Road West, Mong Kok,
Kowloon, Hong Kong, China.
+852-2593-1112

Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Tower II, Jing An Kerry Centre 1539 Nanjing West Road Shanghai 200040, China +86 (21) 6193-8200	Yilin Xu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F, China World Office 2, No. 1, Jianguomenwai Avenue, Chaoyang District, Beijing 100004, China +86 (10) 6535-5500

EXPLANATORY NOTE

This registration statement on Form S-8 (“Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an aggregate of 25,000,000 additional Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”) of 51Talk Online Education Group (the “Registrant”), which is the estimated aggregate number of shares that are reserved for future award grants under the 2016 Plan by the end of 2026.

These 25,000,000 additional Class A Ordinary Shares are of the same class as other securities, for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2016 (File No. 333-213457) and another Form S-8 was filed with the Commission on December 28, 2018 (File No. 333-229055) (collectively the “Prior Registration Statements”), but were not registered under the Prior Registration Statements.  In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference into this Registration Statement, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s registration statement on Form S-8 (File No. 333-213457) as filed with the Commission on September 2, 2016;

(b)	The Registrant’s registration statement on Form S-8 (File No. 333-229055) as filed with the Commission on December 28, 2018;

(c)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the Commission on April 6, 2023; and

(d)	The description of the securities being registered is set forth in “Description of Securities,” filed as Exhibit 2.6 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the Commission on April 6, 2023, which description is incorporated herein by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant, adopted on September 30, 2022 (incorporated herein by reference to Exhibit 3.1 to the Form 6-K (File No. 001-37790), filed with the SEC on September 30, 2022)
4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-211315))
4.3	Deposit Agreement dated June 9, 2016 among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-213457))
5.1*	Opinion of Travers Thorp Alberga, regarding the legality of the Class A ordinary shares being registered
10.1	2016 Share Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1, as amended (File No. 333-211315))
23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP
23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
23.3*	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
24.1*	Powers of Attorney (included on signature page hereto)
107.1*	Filing Fee Table

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 28, 2023.

51Talk Online Education Group

By:	/s/ Jack Jiajia Huang
Name: Jack Jiajia Huang
Title: Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Jack Jiajia Huang and Cindy Chun Tang, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack Jiajia Huang	Director and Chief Executive Officer	August 28, 2023
Jack Jiajia Huang	(Principal Executive Officer)

/s/ Ting Shu	Director	August 28, 2023
Ting Shu

/s/ Cindy Chun Tang	Chief Financial Officer	August 28, 2023
Cindy Chun Tang	(Principal Financial Officer)

/s/ Frank Lin	Director	August 28, 2023
Frank Lin

/s/ Shengwen Rong	Director	August 28, 2023
Shengwen Rong

/s/ Xiaoguang Wu	Director	August 28, 2023
Xiaoguang Wu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of 51Talk Online Education Group, has signed this registration statement or amendment thereto in Newark, Delaware, United States of America on August 28, 2023.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director